Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Groupon, Inc. of our reports dated December 23, 2013 relating to the financial statements of LivingSocial Korea, Inc. and Ticket Monster Inc., which appear in Groupon, Inc.’s Current Report on Form 8-K dated January 2, 2014. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Samil PricewaterhouseCoopers
Seoul, Korea
January 2, 2014